UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2024
___________
VIPER ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below with respect to the amendments in the A&R Bylaws, as defined in Item 5.03, is incorporated by reference into this Item 3.03, as applicable.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2024, the Board of Directors (the “Board”) of Viper Energy, Inc. (the “Company”) approved and adopted, effective as of that date, certain amendments to the Company’s Bylaws, which are reflected in the Company’s Amended and Restated Bylaws (the “A&R Bylaws”). The A&R Bylaws, among other things, added:

(i)additional criteria relating to stockholders’ ability to call a special meeting, including (a) specifying that the existing 20% beneficial ownership threshold for calling a special meeting and constituting the Requisite Percent (as such term is defined therein) must be a “net long position,” and that such position must have been continuously held by the requesting stockholder(s) for at least one year prior to the date the special meeting request is delivered to the Company and at the special meeting date, (b) requiring that the applicable stockholders provide documentary evidence of their net long position and holding periods, (c) clarifying that decreases in net long ownership or inaccuracies in representations of requesting stockholders will cause their shares to be excluded from those that may call a special meeting, and (d) requiring notice to the Company of changes in the stockholders’ ownership contributing to the Requisite Percent or inaccuracies in their representations;

(ii)provisions clarifying that any stockholder request(s) for a special meeting will be deemed to be revoked (and any special meeting scheduled in response thereto may be cancelled) if the net long position in the shares of voting stock of the Company listed on the unrevoked special meeting request(s) is less than the Requisite Percent at any time between the date of the special meeting request(s) and the date of the applicable special meeting;

(iii)a requirement that the stockholder request(s) for a special meeting include an acknowledgement of the deemed revocations described in clause (ii) above;

(iv)provisions allowing the Secretary of the Company to refuse to accept and to consider ineffective, as improper or overlapping business, the special meeting requests that (a) are received by the Company within 30 days following the date of the Company’s most recent annual meeting of stockholders, (b) fail to comply with procedural requirements for requesting a special meeting, or (c) constitute improper or overlapping business under the A&R Bylaws or applicable law, under which circumstances neither the Board of Directors (the “Board”) nor the Chairman of the Board will be required to call a stockholder requested special meeting;

(v)provisions regarding the Board’s right to engage, in its discretion, independent inspectors for the purpose of performing a ministerial review of the validity of the stockholders’ requests and/or revocations relating to special meetings of stockholders;

(vi)certain expanded representations, warranties and indemnifications required of nominating stockholders utilizing the proxy access provision; and

(vii)provisions consistent with the Company’s Certificate of Incorporation relating to stockholders’ ability to act by written consent, in the event of the Board’s advance approval of any such action by written consent, and setting forth the related procedural requirements.

In addition, the A&R Bylaws include certain modernization provisions to comport with the current General Corporation Law of the State of Delaware (the “DGCL”), including (i) expanding the means by which proper notices to stockholders may be given and setting forth the related procedures, (ii) clarifying that documents attached to notices constitute part of the applicable notice for purposes of complying with the DGCL’s notice requirements, and (iii) providing for certain exceptions to notice requirements. The A&R Bylaws also contain certain other revisions made for the purposes of clarity and consistency.

The description of the amendments set forth in the A&R Bylaws is qualified in its entirety by reference to the full text of the A&R Bylaws, which A&R Bylaws are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1*	Amended and Restated Bylaws of Viper Energy, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	December 9, 2024

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary